EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	State of Incorporation
1567 Media, LLC	DE
Brazil Outdoor NewCo, LLC	DE
CC CV LP, LLC	DE
CC Lease Management, LLC	TX
CCHCV LP, LLC	DE
CCO Barco Airport Venture, LLC	DE
CCOI Holdco III, LLC	DE
CCOI Holdco Parent I, LLC	DE
CCOI Holdco Parent II, LLC	DE
CCWHI Subsidiary, LLC	DE
Clear Channel Adshel, Inc.	DE
Clear Channel Airports International, LLC	PA
Clear Channel Airports of Texas, JV	TX
Clear Channel Airports, Inc.	PA
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Brazil Holdings, LLC	DE
Clear Channel Electrical Services, LLC	DE
Clear Channel Finco LLC	DE
Clear Channel MPC LLC	DE
Clear Channel Interstate, LLC	DE
Clear Channel IP LLC	DE
Clear Channel Metra, LLC	DE
Clear Channel Outdoor Holdings Company Canada	DE
Clear Channel Outdoor, LLC	DE
Clear Channel Peoples, LLC	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Worldwide Holdings, Inc.	NV
Eller-PW Company, LLC	CA
Exceptional Outdoor Advertising, Inc.	FL
Get Outdoors Florida, LLC	FL
Keller Booth Sumners Joint Venture	TX
Kelnic II Joint Venture	TX
Mexico MinorityCo, LLC	DE
Miami Airport Concession LLC	DE
Milpitas Sign Company, LLC	DE
Outdoor Management Services, Inc.	NV
Pearl Media, LLC	NJ
Universal Outdoor Inc.	IL

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
Adspace 2000 Ltd.	United Kingdom
Brasil Outdoor Caxias SPE SA	Brazil
Brasil Outdoor Ltda	Brazil
CCO Holdings BC, Inc.	Canada
CCO International Holdings BV	Netherlands
Clear Channel (Guangzhou) Ltd.	China
Clear Channel AIDA GmbH	Switzerland
Clear Channel Belgium Sprl	Belgium
Clear Channel Bergen Bikes AS (fka UIP Bergen Bysykkel AS)	Norway
Clear Channel Chile Publicidad Ltda	Chile
Clear Channel CV	Netherlands
Clear Channel Danmark AS	Denmark
Clear Channel Entertainment of Brazil Ltda	Brazil
Clear Channel Espana SLU	Spain
Clear Channel Espectaculos SL	Spain
Clear Channel Estonia OU	Estonia
Clear Channel Holdings CV	Netherlands
Clear Channel Holdings, Ltd.	United Kingdom
Clear Channel International BV	Netherlands
Clear Channel International Holdings BV	Netherlands
Clear Channel International Ltd.	United Kingdom
Clear Channel Ireland Ltd.	Ireland
Clear Channel KNR Neth Antilles NV	Curacao
Clear Channel Nederland BV	Netherlands
Clear Channel Nederland Holdings BV	Netherlands
Clear Channel NI Ltd.	United Kingdom
Clear Channel North East Holdings AB (FKA Clear Channel Baltics & Russia AB)	Sweden
Clear Channel Norway AS	Norway
Clear Channel Norway Infrastructure Holding AS	Norway
Clear Channel Oslo Bikes AS (fka UIP Oslo Bysykkel AS)	Norway
Clear Channel Oslo Bus Shelters AS (fka UIP Oslo Lehus AS)	Norway
Clear Channel Outdoor Spanish Holdings SL	Spain
Clear Channel Overseas Ltd.	United Kingdom
Clear Channel Pacific Pte Ltd.	Singapore
Clear Channel Poland SP .Z.O.O.	Poland
Clear Channel Singapore Pte Ltd.	Singapore
Clear Channel South America S.A.C.	Peru
Clear Channel Suomi Oy	Finland
Clear Channel Sverige AB	Sweden
Clear Channel Tech, S.L.U.	Spain
Clear Channel Treasury LTD	United Kingdom
Clear Channel Trondheim Bikes AS (fka UIP Trondheim Bysykkel AS)	Norway
Clear Channel UK Ltd	United Kingdom
Comurben SA	Morocco
Eller Media Asesorias y Comercializacion Publicitaria Limitada	Chile
Eller Media Servicios Publicitarios Limitada	Chile

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
Equipamientos Urbbanos de Uruguary	Uruguay
Equipamientos Urbanos Do Brasil	Brazil
Giganto Holding Cayman	Cayman Islands
Giganto Outdoor Servicios Publicitarios Ltda.	Chile
Interspace Airport Advertising Aruba NV	Aruba
Interspace Airport Advertising Curacao N.V.	Curacao
Interspace Airport Advertising Grand Cayman	Cayman Islands
Interspace Airport Advertising Netherlands Antilles N.V.	Saint Maarten
Interspace Airport Advertising TCI Ltd.	Turks & Caicos
Interspace Airport Advertising Trinidad & Tobago Ltd.	Republic of Trinidad & Tobago
Interspace Airport Advertising West Indies Ltd.	Jamaica
L & C Outdoor Ltda.	Brazil
More O'Ferrall Ireland Ltd.	Ireland
NWP Street Limited	United Kingdom
Outdoor Holding Company Cayman I	Cayman Islands
Outdoor Holding Company Cayman II	Cayman Islands
Outdoor Mexico Operaciones, S. de R.L. de C.V.	Mexico
Outdoor Mexico Servicios Publicitarios S. de R.L. de C.V.	Mexico
Outdoor Mexico Servicios Publicitarios Sub, S. de R.L. de C.V.	Mexico
Outdoor Mexico, Servicios Administrativos, S. de R.L. de C.V.	Mexico
Outdoor Mexico, Servicios Corporativos, S. de R.L. de C.V.	Mexico
Paneles Napsa S.R.L.	Peru
Publicidade Klimes Sao Paulo Ltda	Brazil
Racklight S. de R.L. de C.V.	Mexico
Service2Cities	Belgium
SIA Clear Channel Latvia	Latvia
The Kildoon Property Co. Ltd.	United Kingdom
UAB Clear Channel Lietuva	Lithuania
UIP Clear Channel AS (fka UIP Drift AS and Clear Channel Norway Operations AS)	Norway
Vision Media Group UK Ltd.	United Kingdom